SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (date of earliest event reported): November 1, 1996




                       FIRST WASHINGTON REALTY TRUST, INC.

             (Exact name of registrant as specified in its Charter)

         State of Maryland              0-25230               52-1879972
   (State or other jurisdiction   (Commission File No.)    (I.R.S. Employer
         of incorporation)                                Identification No.)



                             4350 East-West Highway
                                    Suite 400
                            Bethesda, Maryland 20814

              (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (301) 907-7800




                                    No Change
          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS

         On November 1, 1996, First Washington Realty Trust, Inc. ("First Washington") filed a registration statement with the Securities and Exchange Commission (SEC) for a proposed public offering of shares of its common stock. All shares offered are to be issued and sold by First Washington. The managing underwriters of the offering are Alex. Brown & Sons Incorporated, Friedman, Billings, Ramsey & Co., Inc. and Tucker Anthony Incorporated. The estimated maximum aggregate offering price for the shares of common stock offered is approximately $37,000,000, including the underwriter's over-allotment option. Net proceeds from the offering will be used to fund the acquisition of additional neighborhood shopping centers with respect to which First Washington or its affiliates has recently entered into agreements, the expansion of existing centers, and the reduction of certain mortgage financing.

         First Washington has entered into agreements to acquire six neighborhood shopping centers. The centers have an aggregate purchase price of approximately $53,000,000 and add approximately 626,000 gross leasable square feet to the Company's existing portfolio. The centers are all located in the Mid-Atlantic States and include: Newtown Square, a 138,000 square foot center located in suburban Philadelphia, Pennsylvania; City Line Shopping Center, a 154,000 square foot shopping center also located in Philadelphia, Pennsylvania; Shoppes of Graylyn, a 66,000 square foot center located in Wilmington, Delaware; Northway Shopping Center, a 91,000 square foot shopping center located in Millersville, Maryland; Kings Park Shopping Center, a 76,000 square foot center located in Burke, Virginia, and Four Mile Fork Shopping Center, a 101,000 square foot center located in Fredericksburg, Virginia. Each of the acquisitions is subject to the satisfactory completion of standard due diligence. Each of the centers is currently owned by a separate party, and all of the closings are scheduled to be completed over the next 90 days.

         A registration statement relating to the shares offered has been filed with the SEC but has not yet become effective. These shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares in any state in which such offer, solicitation, or sale would be lawful prior to registration or qualification under the securities laws of any such state. Copies of the prospectus relating to the offering will be available from Alex. Brown & Sons Incorporated, 13 East Baltimore Street, Baltimore, Maryland 21202.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FIRST WASHINGTON REALTY TRUST, INC.
                                                                    (Registrant)





                                               By:      /s/Jeffrey S. Distenfeld
                                                           Jeffrey S. Distenfeld
                                          Senior Vice President, General Counsel




Date: November 5, 1996